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                                                                   EXHIBIT 10.06


                                      LEASE

     THIS INDENTURE OF LEASE (hereinafter called "Lease"), made this 27th day of August, 1997, by and between CBS CORPORATION (successor by corporate name change to Westinghouse Electric Corporation), a Pennsylvania corporation having its principal address at 51 West 52nd Street, New York, New York 10019 (hereinafter called "Lessor"), and CBS Marketwatch.com , LLC a Delaware Limited Liability Company, having an address at 825 Battery Street, San Francisco, California 94111 (hereinafter called "Lessee").


                              W I T N E S S E T H:

     1.   INDENTURE

          Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, approximately 4,373 rentable square feet (the "Original Premises") and 7,240 rentable square feet (the "Additional Premises") (the "Original Premises" and "Additional Premises" being jointly referred to as the "Premises), each as shown on Exhibit A, attached hereto and incorporated herein by reference thereto, it being understood that such square footage has been determined by measurements determined by R.M.A. Architects, in the building located at 855 Battery Street, San Francisco, California (hereinafter called "Building"), which is situated on that certain parcel of land (hereinafter called "Office Building Area") thereto, together with the right to use in common with the other occupants of the Building, their invitees, customers and employees, the common areas of the Building, as designated from time to time by Lessor, including the stairway, elevators, if any, sidewalks, halls, toilet and public sanitary facilities, lobby and all other general common facilities contained in the building.

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     2.   TERM

          The Original Premises shall be leased for a term of five (5) years (hereinafter called "Term") beginning as of April 1, 1998 and ending on March 31, 2003. The Additional Premises shall be leased for a term commencing on September 1, 1998 and ending on March 31, 2003. If Lessor, for any reason whatsoever, shall be unable to deliver possession of either the Original Premises or the Additional Premises on the above mentioned commencement date for that part of the Premises, the Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but, in that event, the Lease with regard to the applicable area shall commence upon the date that Lessor shall tender to Lessee possession of the Premises and terminate midnight of March 31, 2003.

     3.   BASE RENT

          (a) Lessee shall pay to Lessor during the Term a base rent (hereinafter called "Base Rent") for the Original Premises in the amount of Seventeen and 50/100 Dollars ($17.50) per square foot per year for a total annual rent of Seventy-six thousand, Five hundred Twenty-seven and 50/100 Dollars ($76,527.50). Lessee shall pay Base Rent for the Additional Premises in the amount of Thirty-Three and 00/100 Dollars ($33.00) per square foot per year for a total annual rent of Two hundred thirty-eight thousand Nine hundred twenty Dollars ($238,920). All such Base Rent shall be payable in advance on or before the first day of each month of the Term in an equal number of monthly installments (hereinafter called the "Monthly Base Rent") of $6377.29 for the Original Premises and $19,910.00 for the Additional Premises. If the Term for either of the Original Premises or the Additional Premises commences on a date other than the first day of a month, Lessee shall pay to Lessor a pro rata portion of the Monthly Base Rent for


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such area, prorated on the basis of a thirty (30) day month, with respect to that portion of the calendar month within the Term.

          (b) Upon each anniversary of the commencement of the Lease for each of the Original Premises and the Additional Premises, the Base Rent for such area shall increase by four percent (4%) over the Base Rent payable for the preceding year.

     4.   USE AND OCCUPANCY

          Lessee shall use and occupy the premises for general office use and reasonable other uses incidental thereto and for no other purpose.

     5.   COVENANT TO PAY RENT

          Lessee shall pay Base Rent and any additional rent (hereinafter called "Additional Rent") as hereinafter provided (Base Rent and Additional Rent hereinafter collectively called "Rent") to Lessor without demand and without counterclaim, deduction or setoff. Lessee shall pay Rent at the address set forth hereinbelow, or as may otherwise be directed by written notice from Lessor to Lessee.

     6.   COMPLIANCE WITH THE LAW

          (a) Lessee shall not (i) use the Premises, (ii) permit anything to be done in or upon the Premises, or (iii) permit the Premises to be in a condition which shall, in any manner, conflict with any law, statute, ordinance, rule, regulation or restriction now in force or which may hereafter be in force of any federal, state or local government. Lessee shall comply, at


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Lessee's sole cost and expense, with all such laws, statutes, ordinances, rules, regulations and restrictions and with the requirements of any board of fire insurance underwriters, or any similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises; provided, however, that Lessee shall not hereby be under any obligation to make any structural change in or alternation to the leased Premises, unless caused or arising as a result of Lessee's acts or omissions or the acts or omissions of Lessee's agents, servants, visitors or licensees, and provided further, that Lessee shall not hereby be under any obligation to make any change to the electrical, plumbing or HVAC systems. Lessee shall not (i) cause, maintain or permit any public nuisance in or upon the Premises, (ii) commit or suffer to committed any waste in or upon the Premises or (iii) engage in any activity which shall be hazardous, on account of fire or other peril to the Premises.

          (b) Lessor represents that on the commencement of the Lease, to the best of its knowledge, the Premises will comply with all applicable laws, ordinances, rules and regulations of governmental authorities and Lessor warrants that during the Term it will comply with all such applicable laws, ordinances, rules or regulations regarding the Premises and the Building except to the extent Tenant or other tenants must comply.

     7.   CARE AND REPAIR OF PREMISES

          (a) Lessor shall maintain and repair the common areas, the roof, the exterior walls and glass and the structural elements of the Building, including existing electrical, H.VA.C. or approved items in paragraph 8, ALTERATIONS, ADDITIONS OR IMPROVEMENTS provided, however, all damage or injury to the Building, or to the fixtures, equipment and appurtenances located therein, whether requiring structure or nonstructural repairs, caused by or resulting from Lessee's use or occupancy of the Premises shall be repaired


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at Lessee's sole cost and expense. Lessor and Lessor's agents, employees and contractors shall have the right to enter the Premises at such times as Lessor deems necessary to inspect and examine the same and to make such repairs, additions alterations and improvements as lessor desires to make to the Building. Lessor shall have the right to take any and all needed materials into and through the Premises that may be required to perform such repairs, additions, alterations and improvements without being liable to lessee, unless done in a manner which constitutes gross negligence or willful misconduct. Lessor shall use reasonable efforts not to interfere with the lessee's use or occupancy of premises. Rent shall not abate during any period when Lessor shall be performing any work in or about the Building necessitated by Lessee's negligence, or otherwise. Lessee waives any claim or cause of action against Lessor for damages by reason of loss or interruption to Lessee's business and profits due to such work.

          (b) Lessee shall, at Lessee's sole cost and expense, keep the Premises in good repair and condition and replace any and all broken glass in the Premises with glass of the same quality and size, unless such repairs are occasioned by the Lessor's gross negligence or willful misconduct. Lessee shall be responsible for complying with all federal, state or local laws relating to the Premises and its use thereof, including but not limited to the Americans with Disabilities Act ("ADA") and the Occupational Health and Safety Act ("OSHA"). Lessee shall indemnify and save Lessor harmless from and against any loss, cost or expense in connection with damage to the Building caused by or attributable to Lessee's failure to keep the Premises in good repair and condition or due to Lessee's use or occupancy of the same, normal wear and tear excepted.

          (c) All alterations, additions and improvements to the Premises made by Lessor or Lessee, whether temporary or permanent in character, shall be Lessor's property, without compensation or payment to Lessee, and shall remain upon the Premises at the


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termination of the Lease, unless Lessor requires the removal of such alterations, additions or improvements by written notice to Lessee within fifteen (15) days after the termination of the Lease. Notwithstanding the foregoing, so long as the lease remains in effect and Lessee is not in default hereunder, Lessee may remove all moveable personal property, business and fixtures, furniture and equipment which is not attached to the Premises, provided Lessee repairs any damage caused by such removal.

          (d) Not later than the final day of the Term, Lessee shall, at Lessee's sole cost and expense, remove all property which Lessee shall have the right to remove, pursuant to paragraph (c) above, from the Premises and repair all injury to the Building in connection with Lessee's removal of the same. Lessee shall surrender the Premises in as good condition as the Premises were in at the commencement of the Term, reasonable wear and tear and damage by fire, the elements, casualty or other cause not due to the act or omission of Lessee or Lessee's visitors or licensees excepted. All property of Lessee remaining on the Premises after the final day of the Term shall be conclusively deemed abandoned and may be removed by Lessor; and Lessee shall reimburse Lessor for the cost of such removal. Lessor may store property so removed at Lessee's sole cost, expense and risk, for a period of up to thirty (30) days.

     7A.  CONDITION OF THE PREMISES AND TENANT IMPROVEMENTS

          (a) Lessee acknowledges that it has examined the Premises and except as set forth in this paragraph 7A, it accepts the Premises in their as-is condition.

          (b) Lessor shall install building standard carpeting and erect demising walls in the Original Premises and make such other improvements to the Original Premises necessary to bring such area in compliance with ADA and other relevant statutes and ordinances.


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Notwithstanding the foregoing, in no event will Landlord be required to pay more than $100,168.00 for such tenant improvements to the Original Premises. The cost of any additional work in excess of $100,168.00 shall be Tenant's responsibility.

          (c) Landlord shall reimburse Tenant up to $10.00 per rentable square foot for tenant improvements. Such reimbursement shall be made upon presentation of verifiable proof of payment for direct services or material for such improvements.

          (d) Notwithstanding anything to the contrary herein, any tenant improvements performed by or on behalf of Tenant shall be subject to all of the provisions of Section 8 of this Lease.

     8.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS

          Lessee shall have the right to make alterations, additions and improvements to the Premises; provided, however, any alterations, additions and improvements to the Premises shall be made subject to the following conditions;

          (a) Lessor shall have the right to approve, in writing, all alterations, additions and improvements to the Premises, which approval shall not be unreasonably withheld or delayed.

          (b) No alterations, additions or improvements shall be made which shall impair the structural soundness or diminish the value of the Premises, the Building or the Office Building Area.



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          (c)  No alterations, additions or improvements shall be undertaken until Lessee shall have procured and paid for all required municipal and other government permits and authorizations.

          (d) All work done in connection with any alteration, addition or improvement shall be done in a good and workmanlike manner and in compliance with the applicable building and zoning laws, and all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and in accordance with the underwriters or any other body now or hereafter constituted exercising similar functions; and Lessee shall procure a certificate of occupancy, and any other certificates, if the same shall be required by law.

          (e) At all times when any alterations, additions and improvements shall be in progress, there shall be maintained, at Lessee's or Lessee's contractors' sole cost and expense, (i) worker's compensation insurance in accordance with the laws of the State of California and covering all persons employed in connection with the alteration, addition or improvement, and (ii) general liability insurance for the mutual benefit of Lessee and Lessor, expressly covering the hazards attributable to the alteration, addition or improvement.

          (f) Lessee shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee and shall indemnify, save harmless and defend Lessor from and against any lien or encumbrance arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within ten (10) days following the filing of any such lien, cause the same to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein any by law, the right, but no obligation, to cause the same to be released by such means as Lessor shall deem proper, including payment of the claim giving rise


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to such lien. Lessee shall pay all such sums paid by Lessor, and all reasonable expenses incurred by Lessor in connection therewith, to Lessor on demand, with interest at the rate of ten percent (10%) per annum. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Lessor shall deem proper, for the protection of Lessor and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens. Lessee shall give Lessor at least ten (10) business days' prior written notice of the expected date of commencement of any work relating to alterations, additions and improvements to the Premises.

     9.   ACTIVITIES INCREASING FIRE INSURANCE RATE

          Lessee shall not do or permit any act or thing to be done in or to the Premises which shall be contrary to law or which shall invalidate or be in conflict with the fire and extended coverage policies of insurance at any time carried by or for the benefit of Lessor with respect to the Premises or the Building or which shall or might subject Lessor to any liability or responsibility to any person or for property damage, nor shall Lessee keep anything in the Premises except as now or hereafter permitted by the board of fire insurance underwriters or other authority having jurisdiction over the Building, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Premises in a wrongful manner which shall increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of the Term. Lessee shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Lessor by reason of Lessee's failure to comply with the provisions of this paragraph; and if by reason of such failure, fire insurance premiums shall be higher than such premiums would otherwise be, Lessee shall reimburse Lessor, as Additional Rent, for that portion of all fire insurance premiums thereafter paid by Lessor which shall have been charged because of such failure by Lessee.


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     10.  ASSIGNMENT AND SUBLETTING

          (a) Except as expressly permitted in this paragraph, Lessee shall not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or unduly delayed), assign or hypothecate this Lease or any interest herein or sublet the Premises or permit the use of the Premises by any party other than Lessee. Any of the foregoing acts without such consent shall be void and shall, at the option of Lessor, terminate this Lease. This Lease shall not be assignable as to the interest of Lessee by operation of law without the written consent of Lessor, which consent shall not be unreasonably withheld by Lessor. Notwithstanding anything to the contrary herein, in no event may Lessee sublease less than all of the Premises.

          (b) If at any time or from time to time during the term of this Lease, Lessee desires to sublet all of the Premises, Lessee shall give notice to Lessor setting forth the terms of the proposed subletting. Lessor shall have the option, exercisable by notice given to Lessee within ninety (90) days after Lessee's notice is given, either to sublet from Lessee such space at the rental and other terms set forth in Lessee's notice or to terminate this Lease. If Lessor does not exercise such option, Lessee shall be free to sublet such space to any third party, subject to the following conditions:

               1. The sublease shall be on the same term set forth in the notice given to Lessor;

               2. No sublease shall be made without the prior written consent of Lessor, which consent Lessor agrees will not unreasonably be


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                    withheld as to a subletting of the entire Premises.
                    Notwithstanding the foregoing, consent shall be given within
                    (30) days.

               3. No sublease shall be valid and no sublessee shall take possession of the Premises subleased until an executed counterpart of such sublease has been delivered to Lessor;

               4.   No sublessee shall have a right further to sublet; and

               5. Fifty percent (50%) of any sums or other economic consideration received by Lessee as a result of such subletting (except rental or) other payments received which are attributable to the amortization of the cost of leasehold improvements, other than building standard tenant improvements, or equal to such as are provided by Lessor to Lessee as of the commencement date of this lease, made to the sublet portion of the Premises by Lessee and brokerage commissions paid by Lessee) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Lessor without reducing any other obligation of Lessee hereunder.

          (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, Lessee may assign this Lease or sublet the Premises or any portion thereof, without Lessor's consent and without extending any option to Lessor, to any corporation which controls, is controlled by or is


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under common control with Lessee, or to any corporation resulting from the merge or consolidation with Lessee, or to any person or entity which acquire all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. And further, that said assignee's net worth is equal to or greater than Lessee's at the time of such assignment.

          (d) Regardless of Lessor's consent, no subletting or assignment (including but not limited to any subleasing or assignment pursuant to Section 10(c) above) shall release Lessee or Lessee's obligation or alter the primary liability of Lessee to pay the rental and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rental by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such assignee or successor.

          (e) In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act that Lessee proposed to do, then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection therewith.

     11.  COMPLIANCE WITH RULES AND REGULATIONS

          Lessee shall observe and comply with the Rules and Regulations hereinafter set forth in Exhibit C, attached hereto and incorporated herein by reference thereto, and with such further reasonable Rules and Regulations as Lessor may prescribe, on written notice to Lessee,


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for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of the other occupants of the Building. However, nothing in the Lease shall be construed to impose upon Lessor any duty or obligation to enforce the Rules and Regulations or the terms, covenants and condition in any other lease as against any other tenant; and Lessor shall not be liable to Lessee for violations of the same by any other tenant or the servants, employees, agents, visitors or licensees of such tenant. Lessor shall, however, to the extent reasonably possible, enforce the rules in a reasonable and non-discriminating manner.

          Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor is designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installation shall be placed and maintained by Lessee at Lessee's sole cost and expense, in a setting sufficient, in Lessor's sole judgment, to absorb and prevent vibration, noise and annoyance.

     12.  CASUALTY

          In the event the Building is damaged by fire or any other casualty to such an extent that the cost of restoring the same, as reasonably estimated by Lessor, shall be equal to or exceed twenty-five percent (25%) of the replacement value of the Building, exclusive of foundations, as calculated immediately prior to the occurrence of the damage, Lessor shall have the right, which shall be exercised by written notice to Lessee no later than the sixtieth (60th) day following such damage, to terminate the Lease. In the event the cost of restoring the Building shall be equal to or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which the Premises are leased hereunder, Lessee shall have the right, which shall be exercised by written notice to Lessor no later than the


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sixtieth (60th) day following such damage, to terminate the Lease. In the event
Lessor or Lessee elect to terminate the Lease pursuant to this paragraph, the Lease shall terminate on the thirtieth (30th) day after said notice and Lessee shall surrender possession of the Premises on such date. Rent shall be apportioned as of the date of termination or, if earlier, the date on which the Premises become unusable by Lessee by virtue of such damage; provided, however, Lessor shall have the right to retain any and all Rent paid for periods after the termination date to the extent that Lessee shall be liable for damage to the Building.

          If the cost of restoration, as estimated by Lessor, shall be less than twenty-five percent (25%) of the replacement value of the Building, exclusive of foundations, or if, despite the replacement costs, Lessor shall not elect to terminate the Lease, Lessor shall restore the Building with reasonable promptness, subject to delays (i) beyond Lessor's control and (ii) in making insurance adjustments between Lessor and Lessor's insurance carrier, it being understood that Lessor need not expend more than the insurance proceeds it receives for such restoration. Notwithstanding the foregoing to the contrary, in the event Lessor elects to restore the Building, Lessee shall have no right to terminate the Lease. Lessor shall not be required to repair fixtures, improvements, alterations and additions owned by made by or paid for by Lessee.

          In the event the Premises shall be damaged by fire or any other casualty, Lessee may abate Rent to the extent the Premises are untenantable; provided, however, Lessee may not abate rent if damage to the Building shall be attributable, in whole or in part, to the act or omission of Lessee or Lessee's agents, servants, employees, visitors or licensees.

        All insurance proceeds payable under insurance policies carried by Lessor in connection with the Building shall be the sole property of Lessor, and Lessee shall have no right, claim or interest in any proceeds payable under such insurance policies.


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     13.  WAIVER OF SUBROGATION

          Lessee shall obtain for the benefit of Lessor and express waiver of subrogation from every insurance carrier issuing insurance to Lessee in connection with Lessee's use and occupancy of the Premises. Lessee shall indemnify and save lessor harmless from and against any loss, cost or expense which Lessor shall suffer by reason of Lessee's failure to obtain said waiver of subrogation.

          Lessor shall obtain for the benefit of Lessee and express waiver of subrogation from every insurance carrier issuing casualty insurance to Lessor. Lessor shall indemnify and save lessee harmless from and against any loss, cost or expense which Lessee shall suffer by reason of Lessor's failure to obtain said waiver of subrogation.

     14.  LESSOR'S NONLIABILITY

          Lessor shall not be liable, and Lessee waives all liability, for any cause of action arising from interior damage which may be sustained by goods, wares, merchandise or property of Lessee or Lessee's employees, invitees, customers or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning and lighting fixtures of the same, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources, provided that the same shall not be attributable to the active negligence or willful misconduct of Lessor. Lessor shall not be liable for any damage or injury arising from any act or omission of any other tenant of the Building.


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Notwithstanding anything to the contrary herein, in no event shall any shareholder, partner, officer or director of Lessor have any personal liability arising from or relating to this Lease nor shall Lessor have any liability hereunder greater than the value of its interest in the Building. Should Lessor sell its interest in the Building, it shall have no liability hereunder accruing after the closing of such sale.

     15.  INDEMNIFICATION OF LESSOR

          (a)  Lessee shall indemnify and save Lessor harmless from and against
(i) any and all liabilities, penalties, losses, damages, costs, expenses, demands, causes of action, claims and judgments arising from or growing out of any injury to any person, or any damage to any property, as a result of any accident or other occurrence during the Term occasioned by the negligence or willful misconduct of Lessee or Lessee's officers, employees, agents, servants, subtenants, licensees, contractors, invitees and permittees, or arising from or growing out of the use, maintenance occupancy or operation of the Premises and
(ii) all legal costs and charges, including reasonable attorneys' fees, incurred in and about any such matters, in the defense of any action arising out of the same or in discharging the Premises, or any part thereof, from any and all liens, charge or judgments which may accrue or be place thereon by reason of any act or omission of Lessee.

          (b)  Lessor shall indemnify and save Lessee harmless from and against
(i) any and all liabilities, penalties, losses, damages, costs, expenses, demands, causes of action, claims and judgments arising from or growing out of any injury to any person, or any damage to any property, as a result of any accident or other occurrence during the Term occasioned by the negligence or willful misconduct of Lessor or Lessor's officers, employees, agents, servants, subtenants and contractors, or as a result of any default by lessor in observance or performance of any terms, covenants or conditions of the lease on the lessor's part to be observed or


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performed and (ii) all legal costs and charges, including reasonable attorneys'
fees, incurred in and about any such matters .

     16.  EMINENT DOMAIN

          If the Building shall be taken under the power of eminent domain, or sold by Lessor under the threat of the exercise of the power of eminent domain, the Lease shall automatically terminate as of the date the condemning authority takes title.

          If twenty-five percent (25%) or more of the total square footage of the Building or the Premises shall be taken under the power of eminent domain, Lessor shall have the right to terminate the Lease upon thirty (30) days' prior written notice to Lessee.

          If fifty percent (50%) or more of the total square footage of the Premises shall be taken under the power of eminent domain, Lessee shall have the right to terminate the Lease upon thirty (30) days' prior written notice to Lessor.

          Lessor and Lessee shall be required to exercise their respective rights to terminate the Lease within thirty (30) days of the taking which shall give rise to such right.

          In the event the Lease is not terminated due to any taking under the power of eminent domain, the Lease shall remain in full force and effect, provided the Base Rent shall be reduced in the proportion that the rentable area taken within the Premises bears to the total rentable area of the Premises. All awards for the taking of any part of the Premises or payment made under the threat of the exercise of the power of eminent domain, including but not limited


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to any award for Lessee's leasehold interest, shall be the property of Lessor, whether made as Compensation for the taking of the fee or severance damages.

          Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor nor in diminution of any award due Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of the taking of any or all of Lessee's leasehold improvements, furniture, fixtures and equipment; and for or on account of any cost or loss to which the Lessee be put in removing Lessee's merchandise, furniture, fixtures and equipment, and in locating suitable substitute premises, or in the event of a partial taking, in modifying the remaining portion of the Premises for its usage.

     17.  EVENTS OF DEFAULT

          The occurrence of the following events shall constitute a default on the part of Lessee with or without notice from Lessor:

          (a) The filing of a voluntary petition in bankruptcy by Lessee, a voluntary petition for an arrangement, a voluntary or involuntary petition for reorganization or the filing of an involuntary petition by Lessee's creditors, and in which case when such involuntary petition remains undischarged for a period of thirty (30) days;

          (b) The attachment, execution thereon or other judicial seizure of all or substantially all of Lessee's assets or this leasehold and the same remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof;

          (c) The abandonment, vacation or desertion of the Premises for more than ten (10) days;

          (d) The failure to pay Rent within five (5) business days after notice from Lessor to Lessee that such payment shall be due; and

          (e) The failure to observe or perform any of the covenants, conditions or provisions of the Lease, other that the covenant to pay Rent, where such failure shall continue for a period of then (10) days after notice thereof from Lessor to Lessee; provided, however, if such default cannot be cured solely by payment of money and more than ten (10) days are reasonably required for a cure, Lessee shall not be in default if Lessee shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion.

     18.  LESSOR'S REMEDIES

          In the event of any default by Lessee, Lessor may at any time thereafter, with or without limiting Lessor in the exercise of any right or remedy at law or in equity which Lessor may have by reason of such default:

          (a) Maintain the Lease in full force and effect and recover the Rent and other monetary charges as such amounts become due, without terminating Lessee's right to possession, irrespective of whether Lessee shall have abandoned the Premises. In the event Lessor elects not to terminate the Lease, Lessor shall have the right to attempt to relet the Premises at such Rent, upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises, as Lessor deems reasonable and necessary without being deemed elected to terminate the Lease, including removal of all persons and property from the Premises. In the event any such reletting occurs, the Lease shall terminate automatically upon the new tenant taking possession of the Premises. In the event of such termination, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's as default specified in the following paragraph.

          (b) Terminate Lessee's right to possession by any lawful means, in which case the Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, without limitation, the following: (i) the worth at the time of the award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus
(iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. Upon any reentry, Lessor shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Lessor deems reasonable and necessary. As used in this paragraph, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          In addition to the foregoing remedies, Lessor shall have, so long as the Lease is not terminated, the right to remedy any default of Lessee and to cause a receiver to be appointed to administer the Premises and new or existing subleases.

          Each right and remedy of Lessor provided for in the Lease shall be cumulative and shall be in addition to every right or remedy provided for in the Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any one or more of the rights and remedies provided for in the Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in the Lease or now or hereafter existing at law or in equity by statute or otherwise.

          The failure of Lessor to insist upon the strict performance of any term in the Lease or to exercise any right or remedy contingent upon a default thereof, and the acceptance of full or partial payment of Rent during the continuance of any such default, shall not constitute a waiver of such default or of any such terms. Efforts by Lessor to mitigate the damages caused by Lessee's breach of the Lease shall not be construed to be a waiver of Lessor's right to recover damages under the Lease.

     18A. LESSOR'S DEFAULT

          Lessor's failure to perform or observe any of its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Lessee shall be a Lessor Default. The notice shall be given in reasonable detail, the nature and extent of the failure and identigy the Lease provision(s) containing the obligation(s). After Lessee receives notice of a mortgagee or other lien holder's name and address, Lessee shall, if so directed by Lessor or such mortgagee or other lien holder, provide notice as otherwise provided in this Section to such party of any Lessor Default. Lessee shall have the remedies provided at law for such Lessor Default, subject to the limitations and requirements of this Lease, provided that in no event will Lessee have the right to self help at Lessor's expense nor will it have the right to withhold or offset any rent, additional rent or any other payment due under this Lease.

     19.  WAIVER OF COVENANTS OR CONDITIONS

          No waiver of any default of breach of any covenant of either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated and an express waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or for any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary consent or approval of such party to or for any subsequent similar acts.

     20.  SUBORDINATION OF LEASE

          The Lease shall be subject and subordinate to (i) any underlying leases and to any first mortgage or trust deed which may now or hereafter affect such leases or the Office Building area and (ii) any renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or trust deed. No instrument or act on the part of Lessee shall be necessary to effectuate such subordination; provided, however, Lessee shall execute and deliver such further instruments confirming such subordination of the Lease as may be desired by any mortgagee or beneficiary under a trust deed and by any lessor under an underlying lease. Lessee hereby appoints as Lessee's attorney-in-fact to execute and deliver any such instrument for Lessee. If any underlying lease to which the Lease shall be subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion. As long as Lessee is not in default in the payment of rental or any other covenants or conditions of this Lease, Lease shall not be terminated and the possession of Lessee shall not be disturbed by the holder such mortgage or by any proceedings on the debt which any such mortgage secures, or by any person, firm or corporation whose rights were acquired as a result of such proceedings or by virtue of a right or power contained in any such mortgage.

     21.  RIGHT TO CURE LESSEE'S BREACH

          If Lessee breaches any term, covenant or condition of the Lease, Lessor may, with or without notice to Lessee cure such breach at the expense of Lessee; and the reasonable expenses, including attorneys' fees, incurred by Lessor in so doing shall be deemed Additional Rent payable to Lessor on demand.

     22.  NOTICES

          Any notice by either party to the other shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, duly registered or certified, with postage fully prepaid thereon as follows:

          To Lessor:          CBS Corporation
                              51 West 52nd Street
                              New York, New York 10019
                              Attention: Real Estate Department

          With a copy to:     KPIX
                              855 Battery Street
                              San Francisco, California 94111
                              Attention: Controller

          To Lessee:          CBS Marketwatch.com, LLC
                              825 Battery Street
                              San Francisco, CA 94111
                              Attention: Chief Financial Officer

          With a copy to:     CBS Corporation
                              51 West 52nd Street
                              New York, New York 10019
                              Attention: Real Estate Department
          and to:             Data Broadcasting Corp.
                              1900 South Norfolk Street
                              San Mateo, California 94443
                              Attention: Vice President

     Notice shall be effective forty-eight (48) hours after mailing.

     23.  RIGHT TO INSPECT AND REPAIR

          Lessor shall have the right to enter the Premises at any reasonable time, emergencies excepted, for the purpose of inspecting or making repairs, replacements or additions in, to, on or about the Building, as Lessor deems necessary or desirable. Lessor may, during the progress of any work in the Premises related to such repairs, replacements or additions, take all necessary materials and equipment into the Premises without the same constituting an eviction, nor shall Lessee be entitled to any abatement of Rent, except for substantial interference with Lessee's business, while such work is in progress or to any damages by reason of loss or interruption of business or otherwise. Lessor shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to same to prospective purchasers or mortgagees of the Building and, during the last six (6) months of the Term, for the purpose of showing the same to prospective tenants. Lessee shall have no claim or cause of action against Lessor by reason of Lessor's entry hereunder.

     24.  INTERRUPTION OF SERVICES OR USE

          Interruption or curtailment of any service maintained in the Building caused by strikes, mechanical difficulties, government preemption in connection with a national emergency, conditions of supply and demand effected by any government emergency or any causes beyond Lessor's control, whether similar or dissimilar to those enumerated, shall not entitle Lessee to any claim against Lessor or to any abatement in Rent and shall not constitute constructive or partial eviction.

     25.  NO OTHER REPRESENTATIONS

          No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party to be charged.

     26.  QUIET ENJOYMENT

          Lessor covenants that so long as Lessee shall pay Rent and perform the other terms, covenants and conditions of the Lease, Lessor shall have the peaceful and quiet enjoyment of the Premises; provided, however, that nothing herein shall be construed as requiring Lessor to enjoin, or attempt to enjoin, any act or neglect of any other tenant of the Building unless such tenant is claiming a right to possession of the leased Premises.

     27.  ESTOPPEL CERTIFICATE

          Lessee shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefore by Lessor, execute, acknowledge and deliver to Lessor a written estoppel certificate certifying to lessor any mortgages, assignee of a mortgagee or any purchaser of the Building, or any other person designated by Lessor, as of the date of such estoppel certificate, the following:

          (a)  Whether or not Lessee is in possession of the Premises;

          (b) Whether or not the Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modification);

          (c) Whether or not there are then existing any setoffs or defenses against the enforcement of any right hereunder (and, if so, specifying the same in detail);

          (d)  The dates, if any, to which Rent has been paid in advance;

          (e) That the Lessee has no knowledge of any then uncured defaults on the part of Lessor under the Lease (or if Lessee had knowledge of any such uncured defaults, specifying the same in detail);

          (f) That Lessee has no knowledge of any event having occurred that authorizes the termination of the Lease by Lessee (or if Lessee has such knowledge, specifying the same in detail); and

          (g)  The address to which notices to Lessee should be sent.

          Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that the Lease is in full force and effect without modification except as may be represented by Lessor, (ii) that there are no uncured defaults on the part of Lessor and (iii) that not more than one (1) month's Rent has been paid in advance.

     28.  HOLDOVER TENANCY

          If Lessee holds possession of the Premises after the Term, Lessee shall become a tenant at sufferance under the provisions hereof, but at a Monthly Base Rent of two hundred percent (200%) of the Monthly Base Rent for the last month of the Term, payable in advance on the first day of each month. Nothing herein shall relieve Lessee of any liability for any damages incurred by Lessor as a result of Lessee's holding over without Lessor's consent.

     29.  SERVICES TO BE PROVIDED BY LESSOR

          (a) Provided Lessee shall not be in default under the Lease, Lessor shall furnish the janitorial services set forth in Exhibit D, attached hereto and incorporated herein by reference thereto, subject to the conditions set forth therein. Except as set forth in Exhibit D, Lessee shall pay the cost of all services required by Lessee. Lessor shall not be liable for the failure to furnish any of such services when such failure shall be caused by conditions beyond the control of Lessor, including, but not limited to, acts of God, accidents, repairs and strikes; and such failure shall not constitute an eviction, either constructive or partial. Lessor shall not be liable, under any circumstance, for loss of, or injury to, property however occurring, through, in connection with or incidental to the furnishing of or failure of the services defined in Exhibit D or for any interruption to Lessee's business.

          (b) In addition to the janitorial services set forth in Exhibit D, upon execution hereof the parties shall enter into an ancillary agreement for the provision by Landlord to Tenant of emergency generator and other ancillary services, all on the terms and conditions set forth in Exhibit E.

     30.  ELECTRICITY

          (a) Lessor shall furnish Standard Electrical Service to the Premises. Lessor shall not be liable in any way to Lessee for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building. Lessor shall furnish and install all lighting tubes, lamps bulbs and ballasts required in the Premises. Lessor shall not be liable to Lessee for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for abatement of rent in full or in part.

          (b) Standard Electrical Service shall, unless otherwise provided by agreement in writing between the parties, include electric current for use of usual office machines and equipment from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. Heating, ventilating and air conditioning will be provided to the space for additional periods of time upon receipt of a request therefore received at least two (2) hours prior to the time said service is requested. Tenant shall pay the actual cost of such additional heating, ventilating and air conditioning currently estimated to be approximately thirty-five dollars ($35) per hour. All installations of electrical fixtures, appliances and equipment within the Premises shall be subject to Lessor's prior written approval, which Lessor shall not be unreasonably withhold.

     31.  ADDITIONAL RENT

          Lessee shall pay, in addition to Base Rent, Additional Rent to cover Lessee's proportionate share of the increased cost to Lessor for: (i) Operating Expenses of the Building and the Office Building Area over the Base Operating Expenses for such areas, (ii) Utility and

Energy Costs of the Building and the Office Building area over the Base Utility and Energy Cost for such areas, and (iii) Real Estate Taxes of the Building and the Office Building Area over the Base Real Estate Taxes for such areas.

          (a)  Operating Expenses Escalation

          If the Operating Expenses for any Lease Year (including the initial year), or proportionate part thereof, during the Term shall be greater than the Base Operating Expense adjusted proportionately for periods less than a Lease Year, Lessee shall pay to Lessor, as Additional Rent, Lessee's proportionate share of all such excess over Base Operating Expenses. Operating Expenses shall include, by way of illustration and not by way of limitation, personal property taxes in connection with equipment and machinery used in the repair and maintenance of the Building and the Office Building Area, management fees, labor, including all wages and salaries, Social Security taxes, and other taxes which may be levied against Lessor upon such wages and salaries, supplies, repairs and maintenance, electricity for the common areas of the Building, maintenance and service contacts, painting, wall and window washing, laundry and towel service, tools and equipment (which are not required to be capitalized for federal income tax purposes), fire and other insurance, trash removal, lawn care, snow removal and all other items properly constituting direct operating expenses according to generally accepted accounting principles, consistently applied, but not including depreciation of the Building or equipment, interest, income or excess profit taxes, cost of maintaining Lessor's corporate existence, franchise taxes, any expenditures required to be capitalized for federal income tax purposes or Office expenses, manager fees or salaries of Lessor's executive officers. Base Operating Expenses shall be the Operating Expenses incurred by Lessor for the period of January 1, 1998 through December 31, 1999 (hereinafter referred to as the "Base Year").

          (b)  Fuel, Utilities and Electric Cost Escalation

          In the event the fuel, utility and electric expenses, including any fuel surcharges or adjustments with respect thereto (collectively called "Utility and Energy Costs"), incurred by Lessor for the Premises for any Lease Year, or proportionate part thereof, during the Term shall be greater that the Base Utility and Energy Costs incurred during the Base Year, adjusted proportionately for periods less than a Lease Year, Lessee shall pay to Lessor, as Addition Rent, Lessee's proportionate share of all such excess Utility and Energy Costs.

          (c)  Real Estate Tax Escalation

          If the Real Estate Taxes for the Building and the Office Building Area for any Lease Year, or proportionate part thereof, during the Term shall be greater than the Real Estate Taxes payable by Lessor during the Base Year, adjusted proportionately for periods less than a Lease Year, Lessee shall pay to Lessor as additional Rent Lessee's proportionate share of all such excess Real Estate Taxes. "Real Estate Taxes" shall mean all property taxes and assessments levied against or imposed upon the Building and the Office Building area. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, in lieu of, or in addition to any tax which would constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof.

          (d)  Lease Year

          Lease Year shall mean the twelve (12) month period commencing on January 1 and each twelve (12) month period thereafter. In the event any Lease period is less than twelve (12) months, the Base Cost shall be adjusted to equal the proportion that said period bears to the Lease Year and Lessee shall pay to Lessor, as Additional Rent for such period, an amount equal to Lessee's proportionate share of the excess Operating Expenses for said period over the adjusted Base Costs.

          (e)  Proportionate Share

          Lessee's proportionate share of operating Expenses shall be Seven and one tenth percent (07.1%), which share shall be adjusted from time to time by Lessor to reflect the ratio of the square feet of the area rented to the Lessee as compared to the total number of square feet of rentable area of the Building measured from outside wall to outside wall. Lessor shall have the right to make changes or revisions in the common areas of the Building so as to provide addition leasing area.

          (f)  Payment

          For each Lease Year of the Term, Lessee shall pay to Lessor in the manner provided for herein, as Additional Rent, payable at the time of payment of Monthly Base Rent, Lessee's share of Operating Expenses.

          Prior to determination of the actual amount of Lessee's share of Operating Expenses for any Lease Year, Lessee shall make monthly installment payments toward such share on an estimated basis, based on Lessor's estimate of Lessee's share for the Lease year. Lessee shall pay Lessor on the first day of each month of each Lease Year one-twelfth (1/12th) of Lessor's estimate.

          After the end of each Lease Year during the Term, Lessor shall determine the amount, if any, by which the Operating Expenses during the Lease Year exceeded the Base Costs. Lessor shall provide to Lessee a statement of this determination, including Lessee's share of Operating Expenses for the Lease Year. Within thirty (30) days after the delivery of his statement for each Lease Year, Lessee shall pay to Lessor any deficiency between the amount shown as Lessee's share of Operating Expenses for the Lease Year and the estimated payments made by Lessee toward such amount. In the event of excess estimated payments, Lessee shall be credited with the excess toward subsequent estimated payments.

          Each expense statement provided by Lessor shall be conclusive and binding upon Lessee unless within ninety (90) days after receipt of the expense statement Lessee shall notify Lessor that Lessee disputes the correctness of the expense statement, specifying the respect in which the expense statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in San Francisco, California, in accordance with the rules then prevailing of the American Arbitration Association. Pending determination of the dispute, Lessee shall pay any amount due from Lessee in accordance with the expense statement, but such payment shall be without prejudice to Lessee's position.

          (g)  Books and Records

          Lessor shall maintain books of account which shall be opened to Lessee and Lessee's authorized representatives, upon appointment with Lessor for a reasonable time, so Lessee may determine that Operating Expenses have, in fact, been paid or incurred.

          (h) The obligating of Lessee hereunder to pay Additional Rent for the final Lease Year of the Term shall survive the expiration of the Term.

     32.  LESSEE'S INSURANCE REQUIREMENTS

          Lessee shall, at all times during the Term and at Lessee's sole cost and expense, procure and continue in force comprehensive liability insurance, including, but without limitation, workmen's compensation insurance, bodily injury liability insurance and property damage liability insurance in the following amounts:

          (a)  One Million Dollars ($1,000,000.00) per occurrence;

          (b)  One Million Dollars ($1,000,000.00) per person; and

          (c) Five Hundred Thousand Dollars ($500,000.00) property damage naming Lessor as an additional insured in the liability contract against liability, injury or death of any person in connection with the Building and the Office Building Area and damage or destruction to any property thereon.

          The foregoing insurance shall not limit the liability of Lessee. All insurance required under the Lease shall be with companies of generally recognized responsibilities and credit licensed to do business in California and reasonably satisfactory to Lessor. Such insurance shall be written in forms satisfactory to Lessor.

          Prior to the time such insurance shall be first required to be carried by lessee, and thereafter at least fifteen (15) days prior to the expiration of such policies, lessee shall deliver to lessor either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided such certificate contains an endorsement that such insurance may not be canceled except upon (30) days' written notice to Lessor, together with evidence of payment for the policy.

          Upon failure at any time on the part of Lessee to procure and deliver to lessor the policy or certificate of Insurance, as hereinabove provided, at least fifteen (15) days prior to the expiration of the prior insurance policy or certificate, or to pay the premium therefore, Lessor shall have the right, as often as such failure shall occur, to procure such insurance and to pay the premium therefore; and Lessee shall pay to Lessor, upon demand, as Additional Rent, any sums paid for such insurance by Lessor. Payment by Lessor of such premiums or the carrying by lessor of any such policy shall not be deemed to waive or release the default of Lessee with respect thereto. Lessee's failure to provide and keep in force the aforementioned insurance shall be regarded as a default under the Lease and shall entitle Lessor to exercise any or all of the remedies as provided in the Lease in the event of default.

     33.  PERSONAL PROPERTY TAXES

          Lessee agrees to pay all taxes imposed on the personal property and fixtures of Lessee and hold Lessor harmless therefrom.

     34.  WAIVER OF TRIAL BY JURY

          The parties waive trial by jury in any action or proceeding brought in connection the Lease or the Premises.

     35.  LATE CHARGE

          Lessee hereby acknowledges that late payments by Lessee to Lessor of Rent and other sums due under the Lease shall cause Lessor to incur expenses not contemplated by the Lease, the exact amount of which shall be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or any trust deed in connection with the Office Building Area. Accordingly, if any installment of Rent or any other sum due under the lease from lessee shall not be received by Lessor or Lessor's designee within five (5) business days after such amount shall be due, such amount shall accrue interest at the rate of ten percent (10%) per annum, which Lessee shall pay to Lessor, as Additional Rent, upon demand.

     36.  BROADCASTING INTERFERENCE

          Notwithstanding anything to the contrary in the Lease, Lessee warrants that Lessee shall not do or permit any thing to be done in, on, or to the Premises which shall interfere in any manner whatsoever with any radio or television broadcasting, however occurring or accomplished, which Lessor initiates, receives or relays from, in or to the Building.

          If, after verbal Notice from the Building Manager, or his/her designated representative, the interference does not cease immediately, this will be deemed a violation of this Warranty.

          In the event of a violation of the warranty in this Section 36, Lessor shall have the right, to be exercised concurrently with, or in addition to all other rights and remedies under the Lease and as provided by law, to immediately terminate the Lease. If Lessor terminates the Lease due to a breach of this warranty, Lessee shall immediately cease Lessee's use of the Premises and surrender the same to Lessor.

     37.  PARAGRAPH HEADINGS

          The paragraph headings in the Lease and the position of the provisions herein are intended for convenience only and shall not be taken into consideration in any construction or interpretation of the Lease or any of the provisions of the Lease.

     38.  APPLICABILITY TO HEIRS AND ASSIGNS

          Subject to the provisions of paragraph (10) and the rider thereto, the provisions of the Lease shall apply to, bind and inure to the benefit of the Lessor and Lessee, and the respective heirs, successors, legal representatives and assigns of Lessor and Lessee. "Assigns," as applicable to Lessee, shall include only assignments by operation of law and shall not include voluntary assignments which are expressly prohibited by the lease. The term "Lessor" shall mean only the owner, a mortgagee in possession, or a term lessee of the Building. In the event of any sale of the Building or any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession shall have assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. Lessee agrees to attorn to any purchaser, mortgagee or beneficiary at any such sale.

     39.  [Intentionally Deleted]

     40.  ATTORNEYS' FEES

          In any action or proceeding which Lessor or Lessee may be required to prosecute to enforce their respective rights under the Lease, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, and said costs and attorneys' fees shall be made a part of the judgment in said action.

     41.  APPLICABLE LAW

          The Lease and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws of the State of California.

     42.  HAZARDOUS MATERIALS

          Lessor has caused the building of which the Premises are a part to be examined by consultants for asbestos and other toxic or hazardous materials. The reports by said consultants indicate no asbestos or toxic or hazardous materials were found in the Premises. Copies of reports will be made available to tenant upon written request. Notwithstanding the foregoing, Lessor is not responsible for any inaccuracies in such reports, it being understood that Lessor makes no representation or warranty as to their completeness or accuracy. Tenant is advised to conduct or have conducted such tests or surveys as tenant deems appropriate to satisfy tenant as to the safety of the Premises from asbestos or toxic or hazardous materials. Tenant shall obtain Lessors consent to specific tests or studies to be conducted by tenant or tenants agents and Lessor shall not unreasonably withhold such

     43.  SURRENDER OF PREMISES

          The voluntary or other surrender of the Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

     44.  BROKERAGE

          Lessor and Lessee each represent that they have not dealt with any broker in connection with this Lease and Lessor and Lessee each agree to indemnify the other against any claims for commissions (and all damages and costs relating thereto, including but not limited to attorney's fees) arising from the actual or alleged acts of the indemnifying party. This representation shall survive the expiration or termination of this Lease.

     45.  ENTIRE AGREEMENT

          This instrument, along with any exhibits and attachments hereto, shall constitute the entire agreement between Lessor and Lessee relative to the Premises. This agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee. Lessor and Lessee agree hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents and representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

          The following exhibits are attached to the Lease and incorporated herein by reference thereto:

          (a)  Exhibit A - Description of Premises

          (b)  Exhibit B - Description of Office Building Area

          (c)  Exhibit C - Rules and Regulations

          (d)  Exhibit D - Lessor's Janitorial Services

     IN WITNESS WHEREOF, the Parties hereto have executed the Lease on the day and year first above written. Each counterpart of this Lease duly signed by the parties shall be deemed an original for all purposes.


                                    "Lessor"

                                    CBS CORPORATION



                                    By: /s/ Elliot S. Metz
                                       -----------------------------------------

                                    Its: Managing Director, Corporate R.E.
                                        ----------------------------------------

                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------



                                    "Lessee"

                                    MARKETWATCH, LLC



                                    By: /s/ J. Peter Bardwick
                                       -----------------------------------------

                                    Its: C.F.O.
                                        ----------------------------------------

                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                                    EXHIBIT B

                       DESCRIPTION OF OFFICE BUILDING AREA


     All of the real property situated in the City, and County of San Francisco, State of California, described as follows:

     Beginning at the point of intersection of the northerly line of Broadway and the westerly line of Battery Street; running thence westerly along the northerly line of Broadway 137 feet and 6 inches; thence at a right angle northerly 275 feet to the southerly line of Vallejo Street; thence at a right angle easterly along the southerly line of Vallejo Street 137 feet and 6 inches to the westerly line of Battery Street; thence to a right angle southerly along said line of Batter Street 275 feet to the point of beginning.

Being a portion of 50 Vara Block No. 31.

                                    EXHIBIT C

                              RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Lessee or used by Lessee for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purpose designated, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or place therein. Damage resulting to any such fixtures or appliances from misuse by Lessee shall be paid by Lessee and Lessor shall not in any case be responsible therefor.

     3. Signs, advertisements, graphics or notices visible in or from public corridors shall be subject to Lessor's approval. No nails, hooks or screws shall be driven or inserted in any part of the Building except with the express consent of Lessor.

     4. Lessee shall refer contractors, contractors' representatives and installation technicians rendering any service to Lessee to Lessor for Lessor's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

     5. Movement in or out of the building of furniture or office equipment or dispatch or receipt by Lessee of any bulky material, merchandise or materials which require use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be under the supervision of Lessor and in the manner agreed between Lessee and Lessor by prearrangement before performance. All movement of the above listed items which shall require the use of an elevator shall be restricted to the Building's freight elevator. Such prearrangement initiated by Lessee shall include determination by lessor, and subject to lessor's decision and control, as to the time, method and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Lessee shall assume all risks as to the damage to articles moved an injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result or act in connection with carrying out this service for Lessee from time of entering the Building to completion of work; Lessor shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Lessee.

     6. All damage done to the Building by bring in or taking out any property of Lessee, or done by Lessee's property while in the Building, shall be repaired at the expense of Lessee. Lessee shall notify Lessor when heavy equipment (such as office safes) are to be taken in or out of the Building, and the moving shall be done under the supervision of Lessor, after written permit from Lessor, Persons employed to move such property must be acceptable to Lessor.

     7.   Corridor doors, when not in use, shall be kept closed.

     8. Lessee shall cooperate with Lessor's employees in keeping the Premises area neat and clean. Lessee shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel except with prior written approval of Lessor; and such approval shall not be unreasonably withheld.

     9. To insure orderly operation of the Building, no ice, mineral or other eater, towels, newspapers, etc., shall be delivered to the Premises except by persons appointed or approved by Lessor in writing.

     10. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Premises.

     11. No machinery of any kind shall be operated by Lessee on, in or about the Premises without the prior written consent of Lessor.

     12. Lessee shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by lessor for after-hours removal of Office equipment/packages, and signing in and/or out in the security register located in the Building lobby after hours.

     13. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in Lessor's judgment shall, from time to time, be necessary for the safety, protection care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Building's tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof given to lessee, shall be binding upon Lessee in like manner as if originally herein prescribed.

                                    EXHIBIT D

                          SCHEDULE OF LESSOR'S STANDARD
                        JANITORIAL AND CLEANING SERVICES

     Lessor shall provide reasonable janitorial, cleaning and sanitation services, Monday through Friday, after normal business hours.

     Lessor shall not provide services on Saturdays, Sundays and days recognized as holidays.

     Lessor reserves the right to alter the level of such services from time to time as determined by Lessor to be appropriate for the maintenance of the Building; provided, however, such services shall be comparable to janitorial and cleaning services provided in similar office buildings.


                                       47